                                                                     Exhibit 16A

[LOGO OF HOROVITZ RUDOY & ROTEMAN]                    Israel J. Rudoy, CPA
                                                      Gordon E. Scherer, CPA
                                                      T. Michael Regan, CPA
                                                      Paul K. Rudoy, CPA
                                                      Alex M. Kindler, CPA
- --------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS  900 LAWYERS BUILDING . PITTSBURGH,
PENNSYLVANIA 15219-1676 . 412-391-2920 . FAX 412-391-4703
- --------------------------------------------------------------------------------


                                                  May 9, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the Change in Independent Auditors section included in the Sunquest Information Systems, Inc. First Amended Prospectus and Registration Statement and are in agreement with the statements contained in this section. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                   /s/ HOROVITZ, RUDOY & ROTEMAN
                                   ------------------------------
                                       HOROVITZ, RUDOY & ROTEMAN